SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event) June 20, 2014; (June 20, 2014)

GUIDED THERAPEUTICS, INC.

 (Exact Name of Registrant as Specified in Its Charter)

Delaware	0-22179	58-2029543
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

5835 Peachtree Corners East, Suite D Norcross, Georgia (Address of Principal Executive Offices)	30092 (Zip Code)

Registrant's Telephone Number, Including Area Code:     (770) 242-8723

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 20, 2014, the Company held its annual meeting of stockholders in Atlanta, Georgia.  As of the record date, April 24, 2014, there were 72,172,331 shares of Common Stock and 1,737 shares of Series B preferred stock (common stock equivalent being 4,342,500 shares), voting on an as-converted basis entitled to vote at the annual meeting. Represented at the meeting in person or by proxy were 60,121,438 votes representing 79 percent of the total shares of Common Stock entitled to vote at the meeting.

The purpose of the meeting was to elect six directors, amend our Certificate of Incorporation to increase the number of authorized shares of our common stock to a total of 195,000,000 shares, the non-binding, advisory approval of the compensation of the Company’s named executive officers and to ratify the appointment of UHY, LLP as the Company’s independent auditors for fiscal year 2014. The following table sets forth the results of the vote on the matters:

Proposal		Votes
Gene S. Cartwright, Ph.D.	For	33,358,541
	Against	30,459
	Abstain	26,706
	Non Votes	26,705,732

Ronald W. Hart, Ph.D.	For	20,940,509
	Against	12,185,269
	Abstain	289,928
	Non Votes	26,705,732

John E. Imhoff, M.D.	For	23,600,286
	Against	3,158,746
	Abstain	6,656,674
	Non Votes	26,705,732

Michael C. James	For	21,421,967
	Against	10,441,768
	Abstain	1,551,971
	Non Votes	26,705,732

Jonathan M. Niloff, M.D.	For	20,907,240
	Against	4,599,156
	Abstain	7,909,310
	Non Votes	26,705,732

Linda Rosenstock, M.D.	For	20,386,621
	Against	11,486,464
	Abstain	1,542,621
	Non Votes	26,705,732

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Increase Shares	For	45,432,993
	Against	13,649,900
	Abstain	1,038,545
	Non Votes	0

Executive Compensation	For	22,928,596
	Against	2,716,137
	Abstain	1,383,423
	Non Votes	26,705,732
	Uncast	6,137,550

Auditors	For	56,749,182
	Against	1,811,753
	Abstain	1,560,503
	Non Votes	0

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUIDED THERAPEUTICS, INC.

	By:	/s/ Gene Cartwright
Gene Cartwright
Chief Executive Officer
Date: June 20, 2014

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